Exhibit 99.1

NKGen Biotech Secures Additional Financing of $5 Million to Continue Advancing Its Clinical Programs

The Company’s neurodegenerative clinical program remains on track, with continued advancement of the Alzheimer’s Phase 2 trial and anticipation of Parkinson’s Phase 1/2a trial initiation.

Additional financing also to support the Company’s oncology clinical program, with interim safety data readout in Q2 for its allogeneic product candidate.

SANTA ANA, Calif., April 11, 2024 -- NKGen Biotech, Inc. (Nasdaq: NKGN) (“NKGen” or the “Company”), a clinical-stage biotechnology company focused on the development and commercialization of innovative autologous, allogeneic, and CAR-NK natural killer cell therapeutics, today announced that it has closed $5 million in second lien convertible loan funding with a term of 30 months, augmenting approximately $4.75 in gross cash proceeds from prior 2024 funding to date. Outstanding or issuable securities that may deliver additional cash to the company over time, or on large share and volume moves, after their pending issue and/or registration, include over two million forward purchase shares and our expectation of over ten million warrants with a cash strike price set, or expected to be reset, at $2.00 per share.

“This $5 million in funding is a statement of confidence and support for NKGen, our team, and our story in a challenging market. This provides breathing room for us to execute our plans, continue to pursue larger funding opportunities with both financial and strategic investors, and capitalize on our outstanding structured securities upon registration of the underlying shares. It will help fund our clinical trials and operations, filing of our annual report on Form 10-K, and filing of an amended registration statement on Form S-1 soon thereafter. This will help us to achieve additional value-creating milestones across both our neurodegenerative and oncology clinical programs and repay certain bridge funding liabilities,” said Paul Y. Song, MD, Chairman and Chief Executive Officer of NKGen Biotech.

Dr. Song continued, “We are intently focused on our upcoming Phase 2 Alzheimer’s clinical trial and recently submitted an IND for Parkinson’s disease while streamlining our resources for maximum efficiency. Accordingly, we have successfully reduced our monthly burn rate for operations and clinical trials by almost 50%. In addition, we have several catalysts expected this year including data readouts (both safety and cognitive) for the Phase 1 portion of our moderate Alzheimer’s trial and the initiation of Phase 2.”

About NKGen Biotech

NKGen is a clinical-stage biotechnology company focused on the development and commercialization of innovative autologous, allogeneic, and CAR-NK natural killer cell therapeutics. NKGen is headquartered in Santa Ana, California, USA. For more information, please visit www.nkgenbiotech.com.

Forward-Looking Statements

Statements contained in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Because such statements are subject to risks and uncertainties, many of which are outside of the Company’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s plans and expected timing for developing SNK01, including the expected timing of completing and announcing further results from its ongoing clinical studies; and the Company’s expected timing for developing its product candidates and potential benefits of its product candidates. Risks that contribute to the uncertain nature of the forward-looking statements include: the Company’s ability to execute its plans and strategies; risks related to performing clinical studies; the risk that initial and interim results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; potential delays in the commencement, enrollment and completion of clinical studies and the reporting of data therefrom; the risk that studies will not be completed as planned; the risk that the abstract will not be published as planned including delays in timing, format, or accessibility; and NKGen’s ability to raise additional funding to complete the development of its product candidates. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in the Company’s filings and reports, which may be accessed for free by visiting the Securities and Exchange Commission’s website at www.sec.gov and on the Company’s website under the subheading “Investors—Financial and Filings”. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts:

Internal Contact:

Denise Chua, MBA, CLS, MT (ASCP)

Vice President, Investor Relations and Corporate Communications

949-396-6830

dchua@nkgenbiotech.com

External Contacts:

Chris Calabrese

Managing Director

LifeSci Advisors, LLC

ccalabrese@lifesciadvisors.com

Kevin Gardner

Managing Director

LifeSci Advisors, LLC

kgardner@lifesciadvisors.com